Exhibit 99.2

Contact:	Mike Drickamer Vice President, Investor Relations (281) 765-7170

Patterson-UTI Energy Announces Appointment of Andy Smith

as Chief Financial Officer

HOUSTON – September 5, 2017 – PATTERSON-UTI ENERGY, INC. (NASDAQ: PTEN) today announced that C. Andrew Smith, will join Patterson-UTI as Chief Financial Officer on September 8, 2017. Mr. Smith most recently served as Executive Vice President and Chief Financial Officer of Kirby Corporation from January 2014 to September 2017. He also previously held executive financial leadership roles with Natco Group, Global Industries and Benthic Geotech. Mr. Smith holds a Bachelor of Arts Degree in Business Administration from the University of Houston. Mr. Smith began his accounting career with PwC and is a Certified Public Accountant in the State of Texas.

“We are pleased to welcome Andy Smith to Patterson-UTI Energy,” stated Andy Hendricks, Chief Executive Officer. “His extensive experience with accounting and finance in oilfield and heavy industry, along with his dynamic leadership style, will be a great complement to our executive and finance teams.”

Mr. Hendricks, added, “I would once again like to thank John Vollmer for his tireless dedication to Patterson-UTI. He has been instrumental in the transformation of Patterson-UTI from a small, regional contract driller to a leading oilfield services company. I also want to thank him for agreeing to stay on with the Company through a transition period to assure a seamless succession.”

About Patterson-UTI

Patterson-UTI is an oilfield services company that primarily owns and operates in the United States one of the largest fleets of land-based drilling rigs and a large fleet of pressure pumping equipment. Our contract drilling business operates in the continental United States and western Canada, and our pressure pumping and oilfield rental tools businesses operate primarily in Texas and the Mid-Continent and Appalachian regions. We also provide drilling rig pipe handling technology to drilling contractors in North America and other select markets. In addition, we own and invest as a non-operating working interest owner in oil and natural gas assets that are primarily located in Texas and New Mexico.

Location information about the Company’s drilling rigs and their individual inventories is available through the Company’s website at www.patenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI’s current beliefs, expectations or intentions regarding future events. Words such as “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “project,” “pursue,” “should,” “strategy,” “target,” or “will,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Patterson-UTI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Patterson-UTI’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of land drilling rigs and pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; governmental regulation; product liability; legal proceedings; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Patterson-UTI’s SEC filings. Patterson-UTI’s filings may be obtained by contacting Patterson-UTI or the SEC or through Patterson-UTI’s website at http://www.patenergy.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Patterson-UTI undertakes no obligation to publicly update or revise any forward-looking statement.